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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
August Technology Corporation:


We consent to incorporation by reference in Registration Statement Nos. 333-45848 and 333-45850 on Forms S-8 of August Technology Corporation of our reports dated February 14, 2001. Such reports relate to the financial statements and related financial statement schedule of August Technology Corporation as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and are included in the Annual Report on Form 10-K of August Technology Corporation for the year ended December 31, 2000.



                                       /s/ KPMG LLP

Minneapolis, Minnesota
March 15, 2001


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